Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-225352) of Twelve Seas Investment Company (the “Company”) on Form S-1 of our report dated June 1, 2018, except for Notes 1, and 3 through 8, as to which the date is June 14, 2018, with respect to our audit of the Company’s financial statements as of December 31, 2017 and for the period from November 30, 2017 (inception) through December 31, 2017.

/s/ UHY LLP

New York, New York

June 19, 2018